Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On January 2, 2014, pursuant to an Agreement and Plan of Merger, dated as of May 28, 2013 (the “Merger Agreement”) by and among Lender Processing Services, Inc. (“LPS”), Fidelity National Financial, Inc., a Delaware corporation (“FNF”) and Lion Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of FNF (“Merger Sub”), Merger Sub merged with and into LPS with LPS surviving as an indirect subsidiary of FNF (the “Merger”). At the effective time of the Merger, each share of common stock of LPS issued and outstanding immediately prior to the Merger was cancelled and converted into the right to receive (i) $28.102 per share in cash, without interest thereon and less any required withholding taxes, and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF. Subsequent to the Merger, FNF paid off LPS’s $468 million Term A Loan as well as the related interest rate swap.

On January 3, 2014, FNF commenced a series of internal reorganization transactions (“the Reorganization”) in which, among other things, (i) LPS converted into a limited liability company named Black Knight InfoServ, LLC (the “Company”), and the Company distributed its transaction services businesses (collectively, the “TS Subs”) to its sole member, Black Knight Financial Services, Inc. (now known as Black Knight Holdings, Inc., “Black Knight”) (the “Distribution”); and (ii) following the Distribution, Black Knight contributed (a) its interests in the Company to Black Knight Financial Services, LLC (“BKFS”) and (b) the TS Subs to ServiceLink Holdings, LLC (formerly known as Black Knight Financial Services II, LLC, “ServiceLink”), each of which was a wholly owned operating subsidiary of Black Knight. Following the Reorganization, funds affiliated with Thomas H. Lee Partners, L.P. and certain related entities acquired a 35% equity interest in each of ServiceLink and BKFS.

The TS Subs that were contributed to ServiceLink include the following lines of business:

•	Title, closing and escrow services and flood certifications

•	Appraisal and valuation solutions

•	Default-related services, including asset management, field services and agency sales and posting

BKFS retained the technology, data and analytics business within the Company’s legacy business. BKFS also includes the technology offerings previously owned by FNF’s former ServiceLink division. BKFS’ primary products and services include:

•	Empower®, PCLender® and LendingSpace® - enterprise-wide loan origination systems that support the correspondent, wholesale and retail markets

•	RealEC® - electronically connects mortgage lenders and their business partners, and supports the company’s loan quality offerings

•	MSP® - the leading residential mortgage servicing technology platform in the U.S.

•	LPS Desktop® and Fusion – comprehensive workflow platforms that support mortgage default

•	The world’s largest U.S. property database, that covers 99.9% of U.S. property records from over 3,000 counties

•	Most comprehensive mortgage performance data - represents nearly 70 percent of loans in the mortgage industry and provides the broadest breadth and depth of any single loan-level data source

•	Industry-leading analytics - Provide valuable insight that helps effectively manage risk, support regulatory compliance and improve decision-making

LPS prepared its financial statements in accordance with existing U.S. generally accepted accounting principles (“GAAP”). The Merger will be accounted for using the acquisition method of accounting. FNF will allocate the purchase price to the fair value of LPS’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually, or more frequently if circumstances indicate potential impairment.

The following table presents selected unaudited pro forma condensed financial information about the Company’s consolidated balance sheet and statements of income, after giving effect to the Reorganization. The information under “Unaudited Pro Forma Condensed Balance Sheet Data” in the table below assumes the reorganization had been consummated on September 30, 2013. The information under “Unaudited Pro Forma Condensed Statement of Earnings Data” in the table below gives effect to the Reorganization as if it had been consummated on January 1, 2012, the beginning of the earliest period presented. This unaudited pro forma condensed financial information was prepared under existing GAAP, which are subject to change and interpretation.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the Reorganization, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Reorganization been completed as of the dates indicated. In addition, the unaudited pro forma condensed financial information does not purport to project the future financial position or operating results of the Company. Transactions between the TS Subs and the Company during the periods presented in the unaudited pro forma condensed financial statements have been eliminated. In addition, the unaudited pro forma condensed financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes.

The unaudited pro forma condensed financial information does not reflect any cost savings, operating synergies or revenue enhancements that BKFS may achieve as a result of the Reorganization or the Merger or the costs to or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Unaudited Pro Forma Condensed Balance Sheet Data

As of September 30, 2013

(in millions)

	LPS	TS Subs	Other Pro Forma Adjustments		Pro Forma The Company
Assets
Current assets:
Cash and cash equivalents	$203	$30	$(111)	(a)	$62
Trade receivables, net of allowance for doubtful accounts	233	122	—		111
Other receivables	6	3	—		3
Prepaid expenses and other current assets	37	9	—		28
Deferred income taxes, net	88	—	(60)	(a)	28

Total current assets	567	164	(171)		232
Property and equipment, net of accumulated depreciation	122	11	—		111
Goodwill and other intangible assets, net of accumulated amortization	1,401	438	1,940	(b)	2,903
Other non-current assets	283	101	(4)	(c)	178

Total assets	$2,373	$714	$1,765		$3,424

Liabilities and Equity
Liabilities:
Current liabilities:
Current portion of long-term debt	$40	$—	$(40)	(c)	$—
Trade accounts payable	40	14	(15)	(a)	11
Accrued salaries and benefits	73	10	(10)	(a)	53
Legal and regulatory accrual	87	2	(85)	(a)	—
Other accrued liabilities	153	126	(4)	(a)	23
Deferred revenues	58	5	—		53

Total current liabilities	451	157	(154)		140
Deferred revenues	27	6	—		21
Deferred income taxes, net	190	21	(43)		126
Long-term debt, net of current portion	1,028	—	1,080	(c)	2,108
Other non-current liabilities	33	—	(4)	(c)	29

Total liabilities	1,729	184	879		2,424
Equity:
Common stock	—	—	—		—
Preferred stock	—	—	—		—
Additional paid-in capital	249	530	281	(d)	—
Partnership capital	—	—	223	(e)	223
Retained earnings	777	—	—		777
Accumulated other comprehensive earnings (loss)	(3)	—	3	(d)	—
Less: treasury stock	(379)	—	379	(d)	—

Total partnership equity	644	530	886		1,000

Total liabilities and equity	$2,373	$714	$1,765		$3,424

See the accompanying notes to the unaudited pro forma condensed financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 3. Pro Forma Adjustments.

Unaudited Pro Forma Condensed Statement of Earnings Data

For the Nine Months Ended September 30, 2013

(In millions, except per share data)

	LPS	TS Subs	Other Pro Forma Adjustments			Pro Forma The Company
Revenues	$1,360	$788	$—			$572
Expenses:
Operating expenses	1,007	635	(22)	(a	)	350
Depreciation and amortization	79	14	—			65
Legal and regulatory charges	54	2	(52)	(a	)	—
Exit costs, impairments and other charges	12	4	5	(a	)	13

Total expenses	1,152	655	(69)			428

Operating income	208	133	69			144
Other income (expense)	(38)	2	(58)	(c	)	(98)

Earnings from continuing operations before income taxes	170	135	11			46
Income tax expense on continuing operations	60	47	3	(a	)	16

Earnings from continuing operations, net of tax	110	88	8			30
Loss from discontinued operations, net of tax	(2)	—	—			(2)

Net earnings	$108	$88	$8			$28

Unaudited Pro Forma Condensed Statement of Earnings Data

For the Year Ended December 31, 2012

(In millions, except per share data)

	LPS	TS Subs	Other Pro Forma Adjustments			Pro Forma The Company
Revenues	$1,998	$1,263	$—			$735
Expenses:
Operating expenses	1,466	983	(17)	(a	)	466
Depreciation and amortization	97	18	—			79
Legal and regulatory charges	192	—	(192)	(a	)	—
Exit costs, impairments and other charges	10	2	(5)	(a	)	3

Total expenses	1,765	1,003	(214)			548

Operating income	233	260	214			187
Total other income (expense)	(86)	3	(74)	(c	)	163

Earnings from continuing operations before income taxes	147	263	140			24
Income tax expense on continuing operations	68	94	34	(a	)	8

Earnings from continuing operations, net of tax	79	169	106			16
Loss from discontinued operations, net of tax	(9)	—	—			(9)

Net earnings	$70	$169	$106			$7

See the accompanying notes to the unaudited pro forma condensed financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 3. Pro Forma Adjustments.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED FINANCIAL STATEMENTS

1.	Description of Reorganization

Merger Agreement

On January 2, 2014, pursuant to an Agreement and Plan of Merger, dated as of May 28, 2013 (the “Merger Agreement”) by and among Lender Processing Services, Inc. (“LPS”), Fidelity National Financial, Inc., a Delaware corporation (“FNF”) and Lion Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of FNF (“Merger Sub”), Merger Sub merged with and into LPS with LPS surviving as an indirect subsidiary of FNF (the “Merger”). At the effective time of the Merger, each share of common stock of LPS issued and outstanding immediately prior to the Merger was cancelled and converted into the right to receive (i) $28.102 per share in cash, without interest thereon and less any required withholding taxes, and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF. Subsequent to the Merger, FNF paid off LPS’s $468 million Term A Loan as well as the related interest rate swap.

On January 3, 2014, FNF commenced a series of internal reorganization transactions (“the Reorganization”) in which, among other things, (i) LPS converted into a limited liability company named Black Knight InfoServ, LLC (the “Company”), and the Company distributed its transaction services businesses (collectively, the “TS Subs”) to its sole member, Black Knight Financial Services, Inc. (now known as Black Knight Holdings, Inc., “Black Knight”) (the “Distribution”); and (ii) following the Distribution, Black Knight contributed (a) its interests in the Company to Black Knight Financial Services, LLC (“BKFS”) and (b) the TS Subs to ServiceLink Holdings, LLC (formerly known as Black Knight Financial Services II, LLC, “ServiceLink”), each of which was a wholly owned operating subsidiary of Black Knight. Following the Reorganization, funds affiliated with Thomas H. Lee Partners, L.P. and certain related entities acquired a 35% equity interest in each of ServiceLink and BKFS.

The TS Subs that were contributed to ServiceLink include the following lines of business:

•	Title, closing and escrow services and flood certifications

•	Appraisal and valuation solutions

•	Default-related services, including asset management, field services and agency sales and posting

BKFS retained the technology, data and analytics business within the Company’s legacy business. BKFS also includes the technology offerings previously owned by FNF’s former ServiceLink division. BKFS’ primary products and services include:

•	Empower®, PCLender® and LendingSpace® - enterprise-wide loan origination systems that support the correspondent, wholesale and retail markets

•	RealEC® - electronically connects mortgage lenders and their business partners, and supports the company’s loan quality offerings

•	MSP® - the leading residential mortgage servicing technology platform in the U.S.

•	LPS Desktop® and Fusion – comprehensive workflow platforms that support mortgage default

•	The world’s largest U.S. property database, that covers 99.9% of U.S. property records from over 3,000 counties

•	Most comprehensive mortgage performance data - represents nearly 70 percent of loans in the mortgage industry and provides the broadest breadth and depth of any single loan-level data source

•	Industry-leading analytics - Provide valuable insight that helps effectively manage risk, support regulatory compliance and improve decision-making

2.	Basis of Presentation

The unaudited pro forma condensed financial information was based on the historical financial statements of LPS. The results of the Transaction Services segment as well as certain corporate and other assets, liabilities, and results of operations were allocated to the distributed TS Subs as further explained in note (3) below. The unaudited pro forma condensed financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of LPS. The acquisition method of accounting is based on Accounting Standard Code 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”).

3.	Pro Forma Adjustments

This note should be read in conjunction with other notes in the unaudited pro forma condensed financial statements. Adjustments included in the column under the heading “Other Pro Forma Adjustments” represent the following:

(a)	To allocate balances on the Corporate and other segment of LPS to each the Company and ServiceLink. Allocations were made by specifically identifying items which related to the individual segments. For items which related to both segments, an allocation was made based on the usage of the related asset or liability or rate of incurrence of expense.

(b)	As a result of the purchase of LPS by FNF, goodwill and other intangible assets have been recorded based on the estimated amount that the purchase price allocated to the Company, in accordance with ASC 805 and ASC 820, exceeded the fair value of the net assets acquired. This estimate is preliminary and subject to adjustments as we complete our valuation process over acquired assets and liabilities, which will be completed during 2014.

(c)	To record the changes to the balance sheet as a result of the payment of LPS’s Term Loan A upon the purchase of LPS by FNF and to record additional debt incurred by the Company pursuant to the Reorganization. Other long-term assets were reduced by $4 million to remove capitalized debt issuance costs related to the $468 million Term Loan A. Other accrued liabilities were reduced by $4 million to eliminate the interest rate swap on the $468 million notes which was terminated upon payoff.

Changes in long-term debt as of September 30, 2013 were recorded as follows:

(In millions)
Repay LPS’s outstanding Term A Loan outstanding (1)	$(468)
Mirror note on FNF Revolver draw of $300 million and FNF Term Loan A of $1.1 billion	820
Intercompany notes between FNF and BKFS of $1,175 million	688

Total adjustment to long-term debt	1,040
Less: current portion of the Company’s Term A Loan	40

Total adjustment to non-current portion long-term debt	$1,080

The debt described above was allocated between ServiceLink, which holds the historical TS Subs, and BKFS at approximately 41% and 59% respectively. Black Knight issued (i) a Mirror Note, dated as of January 2, 2014 (the “Original Mirror Note”), in the original principal amount of $1,400,000,000 and (ii) an Intercompany Note, dated as of January 2, 2014 (the “Original Intercompany Note”), in the original principal amount of $1,175,000,000, to FNF. BKFS entered into an assumption agreement, dated as of January 3, 2014, among BKFS, Black Knight and FNF pursuant to which BKFS assumed $688,000,000 of the debt issued under the Original Mirror Note and $820,000,000 of the debt issued under the Original Intercompany Note (such amounts, the “BKFS Assumed Amounts”) and FNF released Black Knight of its obligations with respect to the BKFS Assumed Amounts. Subsequent to the Merger, in connection with the Reorganization, the Company then distributed (i) a Mirror Note, dated as of January 3, 2014, in the original principal amount of $820,000,000 and (ii) an Intercompany Note, dated as of January 3, 2014, in the original principal amount of $688,000,000, to BKFS.

Adjustments to interest expense were recorded as follows:

	Nine Months Ended September 30, 2013	Year Ended December 31, 2012
	(In millions)
Eliminate amortization of debt issuance costs recorded by LPS	$(2)	$(2)
Eliminate interest expense related to LPS interest rate swaps	(3)	(4)
Eliminate interest on LPS’s outstanding Term A Loan which was repaid	(7)	(13)
Estimated incremental interest on new borrowings	70	93

	$58	$74

BKFS projects a net increase to pro forma interest expense of approximately $93 million per year ($23 million per quarter) as a result of the new debt instruments and a reduction of approximately $13 million per year ($3 million per quarter) as a result of retiring the LPS Term A Loan.

(d) To eliminate Additional paid in capital, Treasury stock and Accumulated other comprehensive loss.

(e) To establish the partnership capital account, resulting from excess purchase price over existing retained earnings.